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                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Employee Stock Incentive Plan, As Amended, of Marsh Supermarkets, Inc. of our report dated May 19, 1995, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended April 1, 1995, filed with the Securities and Exchange Commission.



February 7, 1996